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                                                                     EXHIBIT 3.1

                                 FIRST AMENDMENT
                                       TO
                          AMENDED AND RESTATED LIMITED
                           LIABILITY COMPANY AGREEMENT
                       OF DUKE ENERGY FIELD SERVICES, LLC

            This First Amendment to Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC (this "Amendment"), dated as of August 4, 2000, is entered into by and among Phillips Gas Company, a Delaware corporation ("PGC"), Duke Energy Field Services Corporation, a Delaware corporation ("DEFS Holding"), Phillips Gas Investment Company, a Delaware corporation ("Phillips Investment"), and Duke Energy Field Services Investment Corp., a Delaware corporation ("DEFS Investment") and consented to by Phillips Petroleum Company ("Phillips") and Duke Energy Corporation ("Duke").

            WHEREAS, reference is made to that certain Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC by and between PGC and DEFS Holding dated as of March 31, 2000 (the "LLC Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the LLC Agreement); and

            WHEREAS, PGC and DEFS Holding desire to amend the LLC Agreement to provide for, among other things, the admission of Phillips Investment and DEFS Investment as Members of the Company;

            NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   AMENDMENTS

            The LLC Agreement is hereby amended as follows:

            1.1 Section 1.1 is amended by inserting each of the following definitions in its appropriate place in alphabetical order:

            "Accounting Period" shall have the meaning set forth in Section 7.1(c).

            "Amounts Past Due" shall have the meaning set forth in Section 7.6(c)(i).

            "Cash Earnings" shall mean earnings of the Company (including operating earnings and extraordinary earnings) after interest expense but before income taxes, depreciation, amortization and special non-cash charges, as determined on a semi-annual basis for each Preferred Payment Date in accordance with GAAP consistently applied by the Company.

            "Cash Earnings Limitation" shall have the meaning set forth in
      Section 7.6(c)(i).
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            "DEFS Investment" shall mean Duke Energy Field Services Investment
      Corp., a Delaware corporation.

            "Extension Period" shall have the meaning set forth in Section 7.6(c)(iii).

            "Final Period" shall have the meaning set forth in Section 7.1(c).

            "First Amendment" shall mean the First Amendment to Amended and Restated Limited Liability Company Agreement of Duke Energy Field Services, LLC dated as of August 4, 2000, by and among PGC, DEFS Holding, Phillips Investment and DEFS Investment.

            "Other Preferred Member" shall have the meaning set forth in Section 7.6(c)(iv).

            "Phillips Investment" shall mean Phillips Gas Investment Company, a Delaware corporation.

            "Preferred Contribution" shall mean, with respect to either Preferred Member, such Preferred Member's respective Capital Contribution made to the Company pursuant to Section 6.1(b).

            "Preferred Distribution Rate" shall have the meaning set forth in
      Section 7.6(c)(i).

            "Preferred Interest" shall mean, with respect to either Preferred Member, such Preferred Member's respective interest in the Company.

            "Preferred Mandatory Payment" shall have the meaning set forth in
      Section 7.6(c)(i).

            "Preferred Payment Date" shall have the meaning set forth in Section 7.6(c)(ii).

            "Preferred Mandatory Redemption Date" shall have the meaning set forth in Section 6.4(b).

            "Preferred Member" shall mean one or more of Phillips Investment, DEFS Investment and any Person hereafter admitted to the Company as a Preferred Member as provided in this Agreement, as the context may require, but such term does not include any Person who has ceased to be a Preferred Member in the Company.

            "Preferred Tax Amount" shall have the meaning set forth in Section 7.6(c)(iv).

            "Preferred Term" shall have the meaning set forth in Section 7.1(c).

            1.2 Section 1.1 is further amended as follows:

                  1.2.1. The definition of "Company Interest" is amended by deleting "either" in the first line thereof and inserting "any" in replacement therefor:

                  1.2.2. The definition of "Depreciation" is amended by inserting "(other than the Preferred Members)" at the end thereof prior to the period.

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                  1.2.3. The definition of "Fair Market Value" is amended by inserting the following at the end thereof:

            "; provided, however, that the Fair Market Value of any Preferred Interest shall equal the amount that would be payable to repay and redeem such Preferred Interest pursuant to Section 6.4(b)."

                  1.2.4. The definition of "Member" is amended by inserting ", Phillips Investment, DEFS Investment" after the words "DEFS Holding, PGC".

                  1.2.5. The definition of "Parent Company Agreement" is amended by inserting the words ", as amended" after the words "and DEFS Holding".

                  1.2.6. The definition of "Percentage Interest" is amended by deleting it in its entirety and inserting the following in replacement therefor:

            "Percentage Interest" shall mean, with respect to (a) the Company Interest issued to DEFS Holding pursuant to Section 2.1(j)(i) of the Contribution Agreement, 69.7 percent; (b) the Company Interest issued to PGC pursuant to Section 2.1(k)(i) of the Contribution Agreement, 30.3 percent; (c) the Preferred Interest of DEFS Investment, 69.7 percent, and (d) the Preferred Interest of Phillips Investment, 30.3 percent.

                  1.2.7. The definition of "Profits" and "Losses" is amended by inserting "included in amounts allocated pursuant to Section 7.1(c) or" in clause (g) thereof after the word "thereof" in the third line thereof.

                  1.2.8. The definition of "Two Year Period" is amended by (1) inserting the phrase "one Business Day following" at the beginning of clause (b) prior to the words "the date" and (2) inserting the phrase "and receipt by the Corporation (as defined in the Parent Company Agreement) of the proceeds thereof" at the end of clause (b) prior to the period.

            1.3 Section 3.1 is amended by deleting "Neither" at the beginning of the third sentence thereof and inserting "No" in replacement therefor.

            1.4 Section 3.2 is amended by (a) deleting "Neither" in the first line thereof and inserting "No" in replacement therefor; (b) deleting "either" in the second line thereof and inserting "any" in replacement therefor; and (c) deleting "neither" in the sixth line thereof and inserting "no" in replacement therefor.

            1.5 Section 3.3 is amended by inserting the following sentence at the end thereof:

            "No Preferred Member shall be entitled to vote on the appointment of Directors of the Company."

            1.6 Section 3.5(b) is amended by deleting "Either Member" in the first line thereof and inserting "Any Member (other than a Preferred Member)" in replacement therefor.

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            1.7 Section 3.7(b)(iv) is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "(iv) Distributions and dividends (other than tax
            distributions as set forth in Section 7.6(a)(i) and Section 7.6(c)(iv), distributions constituting Preferred Mandatory Payments pursuant to Section 7.6(c) or repayment or redemption of the Preferred Interests, and the distributions described in Section 3.2(c) of the Contribution Agreement) prior to the IPO."

            1.8 Section 3.7(b) is amended by (a) deleting "either" in the second line of clause (v)(E) thereof and inserting "any" in replacement therefor and
(b) deleting "either" in both places that it appears in clause (ix) thereof and inserting "any" in replacement therefor in each case.

            1.9 Section 4.2(b)(ii) is amended by deleting "either" in the sixth line thereof and inserting "any" in replacement therefor.

            1.10 Section 5.1 is amended by inserting the following sentence at the end thereof:

            "For the period from the date of the First Amendment until the repayment or redemption of the Preferred Interests, Phillips Investment shall directly own and hold all of the Preferred Interest acquired by it pursuant to its contribution to the Company pursuant to the First Amendment and no other assets or liabilities, and DEFS Investment shall directly own and hold all of the Preferred Interest acquired by it pursuant to its contribution to the Company pursuant to the First Amendment and no other assets or liabilities."

            1.11 Section 5.2(a) is amended by (a) inserting "and DEFS Investment's Preferred Interest (provided that both are purchased simultaneously)" after the words "Company Interest" in clause (i) thereof; and
(b) inserting "and Phillips Investment's Preferred Interest (provided that both are purchased simultaneously)" after the words "Company Interest" in clause (ii) thereof.

            1.12 Section 5.2(b) is amended by (a) deleting "the other Member" in the fourth line thereof and inserting "DEFS Holding or PGC, as applicable" in replacement therefor; and (b) inserting "and DEFS Investment's Preferred Interest (if DEFS Holding is the Changing Member) or Phillips Investment's Preferred Interest (if PGC is the Changing Member)" after the words "Changing Member" in the eighth line thereof.

            1.13 Section 5.2(c) is amended by (a) deleting "party" in the twentieth line thereof and inserting "of the Changing Member or the Non-Changing Member" in replacement therefor; (b) inserting "the Changing Member or the Non-Changing" after the words "If either" in the thirty-first line thereof; and
(c) deleting "Members" in the thirty-fifth line thereof and inserting "the Changing Member and the Non-Changing Member" in replacement therefor.

            1.14 Section 5.2(d) is amended by (a) inserting "and DEFS Investment's Preferred Interest (if DEFS Holding is the Changing Member) or Phillips Investment's Preferred Interest (if PGC is the Changing Member)" after the words "Company Interest" in the second line thereof; and (b) inserting "and DEFS Investment's Preferred Interest (if DEFS Holding is the Changing Member)

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or Phillips Investment's Preferred Interest (if PGC is the Changing Member)"
after the words "Company Interest" in the tenth line thereof.

            1.15 Section 6.1 is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "Section 6.1 Capital Contributions. (a) The initial Capital
            Contributions made to the Company by the Members shall be the property contributed by the Members pursuant to Article II of the Contribution Agreement.

                        (b) On the date of the First Amendment, (i) DEFS
            Investment made a Capital Contribution to the Company in the amount of $209,100,000, (ii) Phillips Investment made a Capital Contribution to the Company in the amount of $90,900,000 and (iii) each of DEFS Investment and Phillips Investment was admitted to the Company as a Preferred Member."

            1.16 Section 6.3 is amended by (a) inserting "(other than the Preferred Members)" after the word "Members" in the third line thereof and (b) inserting the following sentence after the second sentence thereof: "The initial Capital Account of the Preferred Members shall be, in the case of DEFS Investment, $209,100,000 and, in the case of Phillips Investment, $90,900,000."

            1.17 Section 6.4 is amended by deleting it in its entirety and inserting the following in replacement therefor:

                  "Section 6.4 Return of Contributions. (a) Although a Member
            has the right to receive Distributions in accordance with the terms of this Agreement, except as provided in Section 6.4(b) and Section 7.6(c), a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. No Member will be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

                        (b) Each Member that holds a Preferred Interest shall be
            entitled to a mandatory Distribution in cash equal to the positive balance of its Capital Account after all allocations have been made to such Capital Account pursuant to this Agreement, in full repayment and redemption of its Preferred Interest, on the earlier of (i) the thirtieth anniversary of the date of the First Amendment and (ii) one Business Day following the date of consummation of the IPO and receipt by the Corporation (as defined in the Parent Company Agreement) of the proceeds thereof (the "Preferred Mandatory Redemption Date")."

            1.18 Section 7.1 is amended by deleting clause (b) in its entirety and inserting the following in replacement therefor:

                        "(b) Profits and Losses. Commencing on the Closing Date,
            Profits and Losses shall be allocated among the Members (other than the Preferred Members) in accordance with their respective Percentage Interests in the Company;

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            provided, however, that the Company shall make special allocations to the Members (other than the Preferred Members) to the extent required pursuant to Article V of Annex A to the Contribution Agreement.

                        (c) Allocations to Preferred Members. For each Fiscal
            Year or portion thereof (each, an "Accounting Period") during the period from the date of the First Amendment until the repayment or redemption of the Preferred Interests (including any Extension Period) (the "Preferred Term"), prior to any allocation pursuant to
            Section 7.1(b), (i) items of gross income (limited, except in the case of the Accounting Period ending on the Preferred Mandatory Redemption Date (the "Final Period"), to the sum of the Cash Earnings Limitations for the Preferred Payment Dates included in such Accounting Period) shall be allocated to the Preferred Members in accordance with their respective Percentage Interests until the cumulative amount allocated to the Preferred Members pursuant to this Section 7.1(c)(i) equals the cumulative amount of losses allocated to the Preferred Members pursuant to Section 7.2(a) and then (ii) items of gross income (limited, except in the case of the Final Period, to the sum of the Cash Earnings Limitations for the Preferred Payment Dates included in such Accounting Period, less the allocations made pursuant to Section 7.1(c)(i) for such Accounting Period) shall be allocated to the Preferred Members in accordance with their respective Percentage Interests, until the cumulative amount so allocated to the Preferred Members pursuant to this
            Section 7.1(c)(ii) for the current Fiscal Year and all prior Fiscal Years or portions thereof during the Preferred Term equals the cumulative amounts of Preferred Mandatory Payments distributed or distributable (including any and all Amounts Past Due) to the Preferred Members pursuant to Section 7.6(c) for the current Fiscal Year and all prior Fiscal Years or portions thereof during the Preferred Term."

            1.19 Section 7.2(a) is amended by inserting "(other than the Preferred Members unless all other Members have Adjusted Capital Account Deficits)" after the word "Members" in the eighth line thereof.

            1.20 Section 7.2(e) is amended by inserting "(other than the Preferred Members)" after the word "Members" in the second line thereof.

            1.21 Section 7.6(a) is amended by (a) deleting "Except" in the first sentence thereof and inserting "Subject to Section 7.6(c) below and except" in replacement therefor; (b) inserting "(other than the Preferred Members)" after the words "Member of the Company" in the fourth and fifth lines thereof; and (c) inserting "that is (or are) not a Preferred Member" after the parenthetical "(or Members)" in clause (i)(B)(y) thereof.

            1.22 Section 7.6(b) is amended by (a) inserting "to the Preferred Members in proportion to the positive balances of each of their respective Capital Accounts after all allocations have been made to such Capital Accounts pursuant to this Agreement, until the remaining balances of such Capital Accounts are zero; (iv) fourth," after the word "third," in the ninth line thereof; (b) inserting "(other than the Preferred Members)" after the word "Members" in the ninth line thereof; (c) deleting "(iv) fourth" in the twelfth line thereof and inserting "(v) fifth" in replacement

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therefor; and (d) inserting "(other than the Preferred Members)" after the word
"Members" in the twelfth line thereof.

            1.23 Section 7.6 is amended by inserting the following at the end thereof:

                  "(c) Preferred Mandatory Payments. (i) Unless the Company has
            elected to defer such payment as provided in Section 7.6(c)(iii), each Member that holds a Preferred Interest shall be entitled on each Preferred Payment Date to a mandatory Distribution in cash (a "Preferred Mandatory Payment") equal to the sum of (A) 9.5% per annum (the "Preferred Distribution Rate") of the Preferred Contribution of such Member and (B) if any Preferred Mandatory Payments payable to such Member are not paid in full on the date they are due (or would be due but for (1) the Cash Earnings Limitation set forth in the last sentence of this Section 7.6(c)(i) or (2) a deferral of Preferred Mandatory Payments pursuant to
            Section 7.6(c)(iii)) (such unpaid amounts, together with any accruals thereon pursuant to this Section 7.6(c)(i)(B), the "Amounts Past Due"), the Preferred Distribution Rate (plus 0.5% per annum) of the Amounts Past Due, compounded semi-annually (to the extent permitted by Law). If the Company has insufficient positive Cash Earnings to pay an entire Preferred Mandatory Payment, Amounts Past Due required to be paid pursuant to this Section 7.6(c)(i) shall have preference over and be paid before other amounts required to be paid pursuant to this Section 7.6(c)(i) (other than any Preferred Tax Amount). Except as set forth in Section 7.6(c)(iv), a Preferred Mandatory Payment is payable out of positive Cash Earnings for the semi-annual period preceding the relevant Preferred Payment Date (the "Cash Earnings Limitation"), but any unpaid amount shall be considered an "Amount Past Due" in accordance with clause (B) of the preceding sentence and shall be due and payable on the next Preferred Payment Date (subject to the Cash Earnings Limitation for such date).

                        (ii) Preferred Mandatory Payments on the Preferred
                  Interest of a Member (A) will be cumulative; (B) will accumulate from the most recent date on which the entire accrued and unpaid Preferred Mandatory Payments have been paid or, if no Preferred Mandatory Payments have been paid, from and including the date of the First Amendment, to but excluding the earliest of (1) the related Preferred Payment Date, (2) the date of repayment or redemption of the Preferred Interest and (3) August 15, 2030; and (C) will be payable semi-annually in arrears on June 30 and December 31 of each year, commencing on December 31, 2000, except to the extent any such payment is deferred as described below, and on the Preferred Mandatory Redemption Date; and (D) will be paid prior to the Company making any Distribution pursuant to
                  Section 7.6(a)(ii). The amount of any Preferred Mandatory Payment payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and for any period of less than a full calendar month on the basis of the actual number of days elapsed in such month. If any date on which Preferred Mandatory Payments are payable is not a Business Day, then payment of the amount payable on such date shall be made on the next succeeding day that is a Business Day (and without any

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                  interest or other payment in respect of any such delay),
                  except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which a Preferred Mandatory Payment is payable (or would be payable but for (1) the Cash Earnings Limitation set forth in the last sentence of Section 7.6(c)(i) or (2) a deferral pursuant to Section 7.6(c)(iii)) in accordance with the foregoing, a "Preferred Payment Date").

                        (iii) The Company shall have the right to defer the
                  payment of Preferred Mandatory Payments (other than the Preferred Tax Amount) by extending the payment period at any time and from time to time for a period (each an "Extension Period") not exceeding 10 consecutive semi-annual periods, including the first such semi-annual period during such Extension Period; provided, however, that no Extension Period shall extend beyond the Preferred Mandatory Redemption Date. Preferred Mandatory Payments (other than the Preferred Tax Amount) will be deferred during any Extension Period. Notwithstanding such deferral, during any Extension Period, Preferred Mandatory Payments in arrears shall continue to accumulate additional amounts thereon (to the extent permitted by Law), as provided in Section 7.6(c)(i). Prior to the expiration of any Extension Period, the Company may further defer payments by further extending such Extension Period; provided, however, that such Extension Period, together with all previous and further extensions, if any, within such Extension Period, may not (A) exceed 10 consecutive semi-annual periods, including the first semi-annual period during such Extension Period, or (B) extend beyond the Preferred Mandatory Redemption Date. Upon the expiration of any Extension Period (or any extension thereof) and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period; provided, however, that during any such Extension Period, no Distributions (other than tax distributions as set forth in Section 7.6(a)(i) and
                  Section 7.6(c)(iv)) may be made to any Member.

                        (iv) On each Preferred Payment Date during any Extension
                  Period (and on each Preferred Payment Date on which the limitations set forth in the last sentence of Section 7.6(c)(i) would otherwise apply), the Company shall distribute to each Preferred Member a portion of the Preferred Mandatory Payment that otherwise would be due and payable on such date (the "Preferred Tax Amount") equal to the greater of (A) the product of (I) the sum of the maximum United States regular Federal income tax rate applicable to C corporations under
                  Section 11 of the Code and 4.5 percent and (II) the excess, if any, of taxable income and gain over taxable loss or deduction of the Company allocated to such Preferred Member with respect to such period and (B) (x) such Preferred Member's Percentage Interest in the Company multiplied by the quotient of (y) the amount calculated under

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                  clause (A) with respect to such period for the other Preferred
                  Member (or Preferred Members) (the "Other Preferred Member") divided by (z) the Other Preferred Member's Percentage
                  Interest in the Company. Such Distributions shall be made in a manner consistent with the estimated annual tax items of the Company, and Distributions pursuant to this clause (iv) for each semi-annual accounting period (or portion thereof) shall be adjusted to the extent Distributions for prior semi-annual accounting periods did not correctly estimate such items.

                        (v) Preferred Mandatory Payments will be payable to the
                  holders of the Preferred Interests as they appear on the books and records of the Company on the record dates, which shall be the Business Day prior to the relevant Preferred Payment Date. Payments of Preferred Mandatory Payments that have accumulated but not been paid during any Extension Period will be payable to the holders of the Preferred Interests as they appear on the books and records of the Company on the record date for the first scheduled Preferred Payment Date following the expiration of such Extension Period and prior to the commencement of any new Extension Period."

            1.24 Section 8.2(b) is amended by (a) inserting "(and any other Company indebtedness)" after the word "Financing" in clause (iii) thereof and inserting "(other than the Preferred Members)" after the word "Members" in clause (iii) thereof, (b) inserting "(other than the Preferred Members)" in clause (v) thereof after the words "Duke, Phillips, the Members", (c) deleting the word "and" prior to clause (vi) and (d) inserting at the end thereof "; and
(vii) the allocation under Regulation Section 1.752-3(a)(3) of no Company liabilities to any of the Preferred Members" prior to the period.

            1.25 Section 8.3(c) is amended by inserting "(other than a Preferred Member)" after the word "Member".

            1.26 Section 10.4 is amended by inserting (a) "or Phillips Investment" after the words "If to PGC" in clause (a) thereof and (b) "or DEFS Investment" after the words "If to DEFS Holding" in clause (b) thereof.

            1.27 Section 10.5 is amended by inserting "(other than the Preferred Members)" at the end thereof prior to the period.

            1.28 Section 10.7 is amended by (a) inserting "(other than the Preferred Members, except that Sections 1.1, 6.1(b), 6.3, 6.4(b), 7.1(c), 7.6(b)(iii), 7.6(c) and 8.2(b)(viii), as they relate to the Preferred Members or the Preferred Interests, may not be amended without the additional prior written consent of each of Duke (so long as Duke is the Parent of either DEFS Holding or DEFS Investment) and Phillips (so long as Phillips is the Parent of either PGC or Phillips Investment))" after the word "Members" in the second line thereof;
(b) inserting ", Section 6.4(b)" after the words "Section 6.3" in the fourth line thereof; and (c) deleting "Either" in the tenth line thereof and inserting "Any" in replacement therefor.

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            1.29 Section 10.9 is amended by deleting "either" in the fourth line thereof and inserting "any" in replacement therefor.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

            2.1 REPRESENTATIONS AND WARRANTIES. Each of PGC and Phillips Investment hereby represents to DEFS Investment and DEFS Holding, and each of DEFS Investment and DEFS Holding hereby represents and warrants to PGC and Phillips Investment, that (a) it has full corporate power and authority to execute and deliver this Amendment, (b) the execution and delivery of this Amendment have been duly and validly approved by all corporate action on its part, and (c) this Amendment has been duly and validly executed and delivered by it and, assuming due authorization, execution and delivery by the other parties, constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

                                  ARTICLE III
                                  MISCELLANEOUS

            3.1 COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other party.

            3.2 GOVERNING LAW. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

                  (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Amendment.

                  (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment. Each party hereto certifies that it has been induced to enter into

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this Amendment by, among other things, the mutual waivers and certifications set forth above in this Section 3.2.

            3.3 ENTIRE AGREEMENT. This Amendment and the LLC Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Amendment is not intended to confer upon any person not a party hereto any rights or remedies hereunder, except that amendments to Sections 6.3 and Articles VII and VIII of the LLC Agreement are for the benefit of Phillips and Duke to the extent such provisions may not be amended without the consent of Phillips and Duke as provided in Section 10.7 of the LLC Agreement and Section
4.1 of the Parent Company Agreement.

            3.4 NOTICES. The provisions of Section 10.4 of the LLC Agreement (as amended by this Amendment) are hereby incorporated herein.

            3.5 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto (and Phillips and Duke to the extent provided in Section 3.3) and their respective successors and permitted assigns; provided, however, that no party hereto will assign its rights or delegate any or all of its obligations under this Amendment without the express prior written consent of each other Member.

            3.6 AMENDMENTS AND WAIVERS. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto (other than the Preferred Members, except that Sections 1.1, 6.1(b), 6.3, 6.4(b), 7.1(c), 7.6(b)(iii), 7.6(c) and 8.2(b)(viii), as they relate to the
Preferred Members or the Preferred Interests, may not be amended without the additional prior written consent of each of Duke (so long as Duke is the Parent of either DEFS Holding or DEFS Investment) and Phillips (so long as Phillips is the Parent of either PGC or Phillips Investment)). In addition to the foregoing, without the prior written consent of each of Phillips and Duke: (a) no further amendment shall be made to Section 6.3, Section 6.4(b), Article VII or Article VIII (other than Section 8.2(b)) of the LLC Agreement, or any reference thereto in the LLC Agreement or any defined term used therein, prior to the second anniversary of the Closing Date, and any further amendment made after such second anniversary to any such provision shall not apply to any taxable period, or portion thereof, ending on or before the second anniversary of the Closing Date, and (b) no further amendment shall be made to Section 8.2(b) of the LLC Agreement or any reference thereto in the LLC Agreement or any defined term used therein. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Amendment on the part of another party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Amendment shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

            3.7 SEVERABILITY. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Amendment shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

            3.8 HEADINGS; DEFINITIONS. The Section and Article headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

            3.9 INTERPRETATION. In the event an ambiguity or question of intent or interpretation arises with respect to this Amendment, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment. The phrase "including" shall be deemed to be followed by "without limitation."

            3.10 RATIFICATION. Except as amended hereby, the LLC Agreement shall remain in full force and effect as previously executed, and the Members hereby ratify the LLC Agreement as amended hereby. Each of Phillips Investment and DEFS Investment agrees to be bound by the terms of the LLC Agreement as amended hereby as if it were an original signatory thereto.

            IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Amendment to be duly executed and delivered on the date first set forth above.


                                          PHILLIPS GAS COMPANY

                                          By: /s/ J.W. SHEETS
                                             -----------------------------------
                                          Name: J.W. Sheets
                                               ---------------------------------
                                          Title:  Vice President and Assistant
                                                  Treasurer
                                                --------------------------------


                                          DUKE ENERGY FIELD SERVICES
                                          CORPORATION

                                          By:  /s/ JIM W. MOGG
                                             -----------------------------------
                                          Name: Jim W. Mogg
                                               ---------------------------------
                                          Title: Chairman of the Board,
                                                 President and Chief Executive
                                                 Officer
                                                --------------------------------


                                          PHILLIPS GAS INVESTMENT COMPANY

                                          By:  /s/ J.W. SHEETS
                                             -----------------------------------
                                          Name: J.W. Sheets
                                               ---------------------------------
                                          Title: Vice President and
                                                 Assistant Treasurer
                                                --------------------------------


                                          DUKE ENERGY FIELD SERVICES
                                          INVESTMENT CORP.

                                          By: /s/ DAVID L. HAUSER
                                             -----------------------------------
                                          Name: David L. Hauser
                                               ---------------------------------
                                          Title: President
                                                --------------------------------

Each of the undersigned hereby
consents to this Amendment:

DUKE ENERGY CORPORATION

By: /s/ DAVID L. HAUSER
   ---------------------------------------
Name: David L. Hauser
     -------------------------------------
Title: Senior Vice President and Treasurer
      ------------------------------------

PHILLIPS PETROLEUM COMPANY

By: /s/ J.W. SHEETS
   ---------------------------------------
Name: J.W. Sheets
     -------------------------------------
Title: Assistant Treasurer
      ------------------------------------